Exhibit 10.4

FORM OF PERFORMANCE UNIT AWARD AGREEMENT

This Performance Unit Award Agreement (hereinafter referred to as this “Agreement”) is entered into effective as of the day of , 202__, by and between Hanover Bancorp, Inc., a New York corporation, (hereinafter referred to as “Corporation”), and (hereinafter referred to as “Grantee”), an employee of the Corporation or a subsidiary thereof, pursuant to the terms of the Hanover Bancorp, Inc. 2026 Equity Incentive Plan (hereinafter referred to as the “Plan”).

1.            Performance Unit Award. This Agreement constitutes evidence of the issuance and grant of a Performance Unit Award (hereinafter referred to as “Award”) of ________________Performance Units (subject to adjustment, “Performance Units”) to the Grantee by the Corporation that shall entitle the Grantee to receive one (1) share of the Corporation’s common stock (hereinafter also referred to as “Common Stock”) for each earned Performance Unit, all pursuant and subject to the terms, provisions, and conditions of this Agreement (including, without limitation, the conditions, restrictions and limitations stated in paragraph 4, below) and the terms and provisions of the Plan, which are incorporated herein by reference. This Agreement, when executed by the Grantee, constitutes an agreement between the Corporation and the Grantee. The Performance Units granted pursuant to this Agreement include Dividend Equivalent Rights on Performance Units upon the declaration and payment of cash dividends by the Corporation to holders of the Common Stock, payable to Grantee upon the earning of Performance Units (and forfeited by the Grantee to the extent the Performance Units are not earned) as provided for in paragraph 4(f) of this Agreement, below. Dividend Equivalent Rights do not constitute a right to earn interest on associated dividends.

2.            Plan. The Award is made to the Grantee pursuant to the terms and provisions of the Plan and any related long-term incentive program. Should there be any inconsistency between the provisions of this Agreement and the terms and provisions of the Award stated in the resolutions and records of the Compensation Committee of the Board of Directors of the Corporation (the “Committee”) providing for the Award or the provisions of the Plan, the provisions of such resolutions and records and of the Plan shall control. Except where expressly stated or clearly indicated otherwise by the terms of this Agreement, all terms, words and phrases used herein shall have the same meaning and effect as stated and as defined in the Plan. The Grantee has been provided a complete copy of the Plan with this Agreement.

3.            Grantee’s Agreement Concerning Award and Employment. In consideration of the Corporation’s granting of the Award of Performance Units and entitlement to shares of Common Stock, as incentive compensation to Grantee pursuant to this Agreement, the Grantee, by acceptance thereof, and signing this Agreement evidencing its terms, agrees to such terms and to continue to contribute and perform service in the employ of the Corporation or a subsidiary thereof, at the direction, will and pleasure of the Corporation and the Board of Directors. Neither the foregoing agreement of the Grantee in this paragraph 3, nor any other provision in this Agreement shall confer on the Grantee any right to continue in the employ of the Corporation (or a subsidiary thereof), or interfere in any way with the right of the Corporation (or such subsidiary) to terminate the Grantee’s employment at any time.

4.            Terms and Conditions of Award. The issue and grant of the award of Performance Units to the Grantee stated in paragraph 1, above, shall be subject to the following terms and conditions:

(a)           The right to ownership of the Common Stock underlying the Performance Units granted to the Grantee hereunder shall be determined after the close of the period beginning January 1, 20________, and ending on December 31, 20_______, (which period, as it may be accelerated hereunder, is hereinafter referred to as “Performance Period”), as herein provided.

(b)           The Grantee shall earn and become entitled to receive a percentage of the number of Performance Units granted under paragraph 1 above as provided for in Exhibit A, attached hereto no later than the expiration of the 120 day period following the completion of the Performance Period referenced above, based upon the Corporation’s ranking for the criteria set forth on Exhibit A compared to the Peer Group listed in Exhibit A attached hereto, all as determined by the Committee, in its sole discretion (the “Performance Goal”); proved, however, that except as may be set forth in Section 5 below, Grantee must be an employee in good standing of the Corporation or any subsidiary as of the date the Compensation Committee of the Corporation determines whether the Performance Units are earned.

(c)           Upon expiration of the 120 day period following the completion of the Performance Period (or earlier if the Compensation Committee has finalized its determination of the number of Performance Units earned), the Grantee shall be entitled to receive one (1) share of Common Stock for each Performance Unit that becomes earned by the Grantee pursuant to the Award; provided, no fractional shares shall be issued (rounding down to the nearest whole share, if need be).

(d)           All Common Stock the Grantee becomes entitled to receive pursuant to the Award and any other compensation payable to the Grantee under the Award shall be paid, distributed, transferred and issued by the Corporation to the Grantee at the expiration of the 120 day period following expiration of the Performance Period (or earlier if the Compensation Committee has finalized its determination of the number of Performance Units earned) and the Grantee shall not be permitted, directly or indirectly, to designate the time of payment, distribution or transfer or the taxable year in which it is to be made.

(e)           Grantee shall not be entitled to vote any shares of Common Stock of the Corporation and, except as provided in paragraph 4 (f), the Grantee shall not have any right or interest as a holder of common stock by reason of the Performance Unit Award granted under this Agreement during the Performance Period, and prior to the determination of the number of shares of Common Stock earned under the Award.

(f)            To the extent the Corporation declares and pays a cash dividend to holders of shares of Common Stock during the Performance Period, Dividends Equivalents shall be accrued with respect to Performance Units awarded hereunder as if such Performance Units were outstanding shares of Common Stock. Such Dividend Equivalent Rights do not entitle the Grantee dividends, unless and until the Compensation Committee has determined the number of Performance Units earned hereunder and the related shares of Common Stock are issued to Grantee. At that time, all dividends accrued on such earned Performance Units shall also be paid over the Grantee. Any dividends accrued on Performance Units which are forfeited or otherwise not earned shall be forfeited, and Grantee shall have no right to or claim for such dividends.

(g)           The Performance Units granted to Grantee pursuant to the Award may not be sold, assigned, transferred, pledged, encumbered or otherwise disposed of by Grantee or any other person except as provided in the Award and the Plan.

(h)           If the Grantee's employment with the Corporation (or a subsidiary thereof) terminates prior to the end of the Performance Period other than by reason of Disability, Death or Retirement, or in connection with a Change in Control (which are dealt with in Section 5 hereof), the Grantee shall forfeit all of the Grantee's right, title or interest in the Performance Units regardless of the reason for such termination of employment, and to any Dividends accrued on such forfeited Performance Units. Upon a forfeiture, the Performance Units forfeited shall be cancelled for all purposes. The transfer of employment of the Grantee by or between the Corporation and any subsidiary of the Corporation shall not be deemed to be a termination of Grantee’s employment with the Corporation.

(i)            The Grantee agrees that during his or her employment with the Corporation and/or its subsidiaries and for one year after the termination of such employment for any reason (the “Non-Solicit Period”), the Grantee shall not directly or indirectly (i) recruit, solicit or otherwise induce or attempt to induce any employees of the Corporation or any of its subsidiaries to leave their employment or (ii) call upon, solicit, divert or take away, or attempt to divert or take away, the business or patronage of any client, customer licensee, vendor, collaborator or corporate partner of the Corporation or any of its subsidiaries that had a business relationship with the Corporation or any of its subsidiaries at the time of termination of the Grantee’s employment with the Corporation or any of its subsidiaries or six months prior thereto. The Grantee acknowledges that, in the event of any such breach by the Grantee of the non-solicitation provisions above, the Corporation and/or its subsidiaries would be harmed irreparably and immediately and could not be made whole by monetary damages. Accordingly, the Corporation, and/or its subsidiaries, in addition to any other remedy to which any of them may be entitled, shall be entitled to an injunction or injunctions to prevent breaches of such provisions and to compel specific performance of the provisions hereof. If any provision of this Award Agreement is found to be unenforceable, then it is the intention of the parties that the remainder of the Award Agreement shall be unaffected and the provision found to be unenforceable shall be deemed modified to the extent deemed necessary by the court to render them reasonable and enforceable and that the court enforce them to such extent (for example, that the Non-Solicit Period be deemed to be the longest period permissible by law, but not in excess of the length provided above).

5. Transferability of Performance Units; Termination of Employment; Change in Control.

(a)           The Award, the Grantee’s rights and obligations hereunder and the Performance Units granted hereunder shall not be transferable by the Grantee otherwise than by will or the laws of descent and distribution which apply to the Grantee’s estate.

(b)           Notwithstanding anything to the contrary expressed or implied herein (including without limitation, the restrictions stated in paragraph 4, above, applicable to the Performance Units), all rights and interest of the Grantee in the Performance Units shall become invalid and wholly terminated and forfeited upon the termination of the Grantee’s employment with the Corporation (or a subsidiary), during the Performance Period and until the Compensation Committee determines whether the Performance Units have been earned, other than a termination by reason of Disability, the death of the Grantee, Retirement or a termination in accordance with a Change in Control.

(c)           In the event of termination of the Grantee’s employment with the Corporation (or a subsidiary) during the Performance Period and prior to the determination by the Compensation Committee whether the Performance Units are earned, by reason of (i) the Disability of the Grantee, or (ii) the Grantee’s death while still employed by the Corporation (or a Subsidiary), then the Performance Units subject to this Award will be deemed earned at the “target” level as set forth in Exhibit A hereto, subject to proration as set forth below. The actual earned Award shall be a prorated number of Performance Units equal to the total of Performance Units earned under the Award at the end of the Performance Period at the “target” level, multiplied by a fraction of which the numerator shall be the number of full months which have elapsed under the Performance Period at the time of such termination of employment by reason of Disability or death, and the denominator of which shall be the total number of months in the Performance Period. The shares of Common Stock underlying such prorated earned Performance Units shall be issued to the Grantee, in the event of any such Disability, and to the legatees, designated Beneficiary, or personal representatives or heirs of the Grantee, in the event of the Grantee’s death. The prorated award of Performance Units earned in the Performance Period to which the Grantee or the legatees, a designated Beneficiary, or the personal representative or heirs of the Grantee shall become vested in and entitled to receive under the foregoing provisions in the event of Disability or death of the Grantee, is to be qualified performance-based compensation paid solely on account of attainment of the Performance Goal. The Disability or death of the Grantee during the Performance Period in and of itself alone shall in no case cause the Performance Units or any part of thereof provided for hereunder to be deemed earned. A prorated earning and entitlement to Performance Units or a part thereof, hereunder by reason of such events shall in all cases remain subject to and dependent solely upon the attainment of the Performance Goal as provided herein.

(d)           The Grantee may designate a Beneficiary to receive any rights of the Grantee which may be earned in the event of the death of the Grantee under procedures and in the form established by the Committee; and in the absence of such designation of a Beneficiary, any such rights shall be deemed to be transferred to the estate of the Grantee.

(e)           In the event of termination of the Grantee’s employment with the Corporation (or a subsidiary) during the Performance Period and prior to the determination by the Compensation Committee whether the Performance Units are earned, by reason of Retirement (as defined below) then, at the conclusion of the Performance Period (regardless of the time of the termination of employment hereunder), the Committee shall, pursuant to Section 4(b), determine the number of Performance Units (if any) subject to the Award which are earned. The Award shall then be prorated so that the number of Performance Units earned will equal the total number of Performance Units earned under the Award at the end of the Performance Period multiplied by a fraction of which the numerator shall be the number of full months which have elapsed under the Performance Period at the time of such termination of employment by reason of Retirement, and the denominator of which shall be the total number of months in the Performance Period. For purposes hereof, a termination of employment will be deemed to be for “Retirement” if (a) (i) the Grantee is at least 65 years of age and has competed three (3) full years of service as an employee of the Corporation or any subsidiary, or (ii) the Grantee is at least 55 years of age and has competed ten (10) full years of service as an employee of the Corporation or any subsidiary, (b) the Grantee will no longer render services as an employee, consultant, director or otherwise to any financial institution, which shall include any insured depository institution or its hold company or any other regulated or unregulated lender, and (c) the Grantee provides the Director of Human Resources (or if there is no directors of Human Resources, the most senior employee handling human resources matters) six (6) months prior written notice of the Grantee’s intended termination of employment and that such intended termination constitutes Retirement hereunder. The Corporation shall have the right, at the time of Retirement and periodically thereafter, to require Grantee to certify that Grantee is in compliance with subparagraph (b) above.

(f)            In the event of a Change in Control during the Performance Period and prior to the determination by the Compensation Committee whether the Performance Units are earned, then the Performance Units subject to this Award will be deemed earned at the “target” level as set forth an Exhibit A hereto, and the shares of Common Stock underlying the Performance Units shall immediately be issued to the Grantee.

6.            Administration of Performance Unit Award. The grant of the Award shall be subject to such other rules and requirements as the Committee, in its sole discretion, may determine to be appropriate with respect to administration thereof and the terms and conditions made applicable to the Grantee and the Performance Units during the Performance Period. The Award, this Agreement, and the rights and obligations of the parties thereto shall be subject to interpretation and construction by the Committee to the same extent and with the same effect as Committee actions under pertinent provisions of the Plan, and the Committee shall have the authority to waive such terms and conditions of an Award as the Committee shall deem appropriate. The Grantee shall take all actions and execute and deliver all documents as may from time to time be requested by the Committee in connection with such restrictions and in furtherance hereof. The Grantee agrees to pay to the Corporation any applicable federal, state, or local income, employment, social security, Medicare, or other withholding tax obligation arising in connection with the grant of the Award to the Grantee; and the Corporation shall have the right, without the Grantee’s prior approval or direction, to satisfy such withholding tax by withholding all or any part of the shares of Common Stock or cash that would otherwise be paid and transferred to the Grantee, with any shares of Common Stock so withheld to be valued at the Fair Market Value (as defined in the Plan) on the date of such withholding. The Grantee, with the consent of the Corporation, may satisfy such withholding tax by delivery and transfer to the Corporation of shares of Common Stock previously owned by the Grantee, with any shares so delivered and transferred to be valued at the Fair Market Value on the date of such delivery.

7.            Adjustment Provisions. It is understood that, prior to the expiration of the Performance Period certain changes in capitalization of the Corporation may occur. It is, therefore, understood and agreed with respect to changes in capitalization that in the event of an increase or decrease in the number of outstanding shares of Common Stock of the Corporation through recapitalization, reclassification, stock split-ups, consolidation of shares, changes in par value, declaration and payment of a stock dividend and the like, an appropriate adjustment shall be made in the number of Performance Units provided for under the Award and stated in Section 1 of this Agreement, by increasing or decreasing the number of Performance Units, as may be required to enable the Grantee to acquire the same proportionate stockholdings as the grant of the Award would originally have provided. Any additional Performance Units issued hereunder shall be subject to all the terms and provisions of this Agreement (including, without limitation, the restrictions stated in paragraph 4, above), and that in making such adjustments, no fractional Performance Units shall be awarded, and the Grantee shall be entitled to receive only the number of full Performance Units to which the Grantee may be entitled by reason of such adjustment.

8.            Required Grantee Repayment/Reduction Provision. Notwithstanding anything in the Plan, the Award or this Agreement to the contrary, all or a portion of the Award made to the Grantee under this Agreement, whether or not earned, and if earned, the Common Stock issued in relation to such Award, is subject to being called for repayment to the Corporation, forfeited or reduced in any situation where the Corporation is required to prepare an accounting restatement due to the Corporation’s material noncompliance with any financial reporting requirement under federal securities laws. The Committee may determine whether the Corporation shall effect any such repayment or reduction: (i) by seeking repayment of the Fair Market Value of the Common Stock, or forfeiture of the shares of Common Stock, issued under the Award from the Grantee, (ii) by reducing (subject to applicable law and the terms and conditions of the Plan or any other applicable plan, program, or arrangement) the amount that would otherwise be awarded or payable to the Grantee under the Award, the Plan or any other compensatory plan, program, or arrangement maintained by the Corporation, (iii) by withholding payment of future increases in compensation (including the payment of any discretionary bonus amount) or grants of compensatory awards that would otherwise have been made in accordance with the Corporation’s otherwise applicable compensation practices, or (iv) by any combination of the foregoing. The determination regarding the Grantee’s conduct, and repayment, forfeiture or reduction under this provision shall be within the sole discretion of the Committee and shall be final and binding on the Grantee and the Corporation. The Grantee, in consideration of the grant of the Award, and by the Grantee’s execution of this Agreement, acknowledges the Grantee’s understanding of the agreement to this provision, and hereby agrees to make and allow an immediate and complete repayment, forfeiture or reduction in accordance with this provision in the event of a call for repayment or other action by the Corporation or Committee to effect its terms with respect to the Grantee, the Award and/or any other compensation described herein.

9.            Stock Reserved. The Corporation shall at all times during the term of the Award reserve and keep available such number of shares of its Common Stock as will be sufficient to satisfy the Award issued and granted to Grantee and the requirements thereof as evidenced by this Agreement, and shall pay all original issue taxes, if any, on the transfer of Common Stock to the Grantee, and all other fees and expenses necessarily incurred by the Corporation in connection therewith.

10.          Rights of Shareholder. Except as otherwise provided in this Agreement, the Grantee shall have no rights as a shareholder of the Corporation in respect of the Performance Units or Common Stock for which the Award is granted, and the Grantee shall not be considered or treated as a record owner of shares with respect to the Common Stock until the Performance Units are earned and the underlying Common Stock is issued. Notwithstanding the foregoing, as noted above, the Grantee shall of Dividend Equivalent Rights with respect to the Performance Units granted hereunder.

11.          Entire Agreement. This Agreement, along with the Plan, contains the entire terms of the Award, and may not be changed orally or other than by a written Agreement issued and approved by the Corporation pursuant to the Plan. This Agreement supersedes any agreements or understandings that may previously have existed, and there are no other agreements or understandings, relating to its subject matter.

12.          Successors and Assigns. The Award shall inure to the benefit of and be binding upon the heirs, legatees, legal representatives, successors, and assigns of the parties thereto.

13.          Section 409A Compliance. It is intended that the Award shall comply with Section 409A of the Code, and the provisions of the Agreement and the Plan shall be construed and administered accordingly. Any amendment or modification of the Award (to the extent permitted under the terms of the Plan), will be undertaken in a manner intended to comply with Section 409A, to the extent applicable. Notwithstanding the foregoing, any Shares issuable to a Specified Employee (as defined below) as a result of a termination of employment will not be delivered to such Specified Employee until the date that is six months and one day after the date of the Separation from Service, if required to comply with Section 409A.

For purposes hereof, a “Specified Employee” shall mean any Participant who is a specified employee for purposes of section 1.409A-1(i) of the U.S. Treasury Regulations.

[SIGNATURE ON FOLLOWING PAGE]

The Grantee hereby acknowledges receipt of this Agreement and a copy of the Plan and prospectus and accepts the Performance Unit Award under the terms and conditions stated in this Agreement, subject to all terms and provisions of the Plan, by signing this Agreement in duplicate originals, as of the date first above written.